As filed with the Securities and Exchange Commission on August 11, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Palisade Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	52-2007292
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Palisade Bio, Inc.

7750 El Camino Real, Suite 5200

Carlsbad, CA 92009

(858) 704-4900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Thomas Hallam, Ph.D., Chief Executive Officer

Palisade Bio, Inc.

7750 El Camino Real, Suite 5200

Carlsbad, CA 92009

(858) 704-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karen Deschaine, Esq.	Michael F. Nertney
Cooley LLP	Ellenoff Grossman & Schole LLP
4401 Eastgate Mall	1345 Avenue of the Americas, 11th Floor
San Diego, California 92121	New York, New York 10105
(858) 550-6000	(212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-265769)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $7,245,100 in (i) additional Class A Units, with each Class A Unit consisting of one share of our common stock, par value $0.01 per share (the “common stock”) together with warrants with a term of one year, or Series 1 warrants, to purchase one share of common stock and warrants with a term of five years, or Series 2 warrants, to purchase one share of common stock (together with the shares of common stock underlying such warrants, the “Class A Unit”), (ii) additional Class B Units, with each Class B Unit consisting of one share of the Company’s Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) together with Series 1 warrants to purchase a number of shares of common stock equal to $1,000 divided by the conversion price of the Series B Preferred Stock, and Series 2 warrants to purchase a number of shares of common stock equal to $1,000 divided by the conversion price of the Series B Preferred Stock (together with the shares of common stock underlying such shares of Series B Preferred Stock and such warrants, the “Class B Units”), (iii) Representative Warrant to purchase shares of common stock; and (iv) shares of common stock underlying the Representative Warrant. The contents of the Registration Statement on Form S-1 (Registration No. 333-265769), as amended, including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on August 11, 2022, are incorporated by reference in this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and are filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of document

5.1	Opinion of Cooley LLP.

23.1	Consent of BDO USA LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page of the Prior Registration Statement on Form S-1 (File No. 333-265769), filed with the Securities and Exchange Commission on June 22, 2022 and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on August 11, 2022.

Palisade Bio, Inc.

By:	/s/ Thomas M. Hallam, Ph.D.
Thomas M. Hallam, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Thomas M. Hallam, Ph.D.	Chief Executive Officer and Director	August 11, 2022
Thomas M. Hallam, Ph.D.	(Principal Executive Officer)

/s/ J. D. Finley	Chief Financial Officer	August 11, 2022
J.D. Finley	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	August 11, 2022
James R. Neal

*	Director	August 11, 2022
Cristina Csimma, Pharm.D.

*	Director	August 11, 2022
Stephanie Diaz

*	Director	August 11, 2022
Mary Ann Gray, Ph.D

*	Director	August 11, 2022
Robert J. Trenschel, D.O.

*	Director	August 11, 2022
Binxian Wei

*	Director	August 11, 2022
Donald A. Williams

*By:	/s/ J.D. Finley
J.D. Finley
Attorney-in-Fact